MELLON RESIDENTIAL FUNDING CORPORATION,

                                    Depositor

                               MELLON BANK, N.A.,

                           Seller and Master Servicer

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,

                                     Trustee

                       -----------------------------------


                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2001

                       ----------------------------------

                  MRFC MORTGAGE PASS-THROUGH TRUST 2001-HEIL 1

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-HEIL 1

                                TABLE OF CONTENTS

                                                                          PAGE

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01   Definitions..................................................4
SECTION 1.02   Calculations................................................26

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01   Conveyance of Mortgage Loans................................27
SECTION 2.02   Acceptance by Trustee of the Mortgage Loans.................29
SECTION 2.03   Representations, Warranties and Covenants of the
                Seller and Master Servicer.................................30
SECTION 2.04   Representations and Warranties of the Depositor as to
                the Mortgage Loans.........................................32
SECTION 2.05   Delivery of Opinion of Counsel in Connection with
                Substitutions..............................................33
SECTION 2.06   Execution and Delivery of Certificates......................33
SECTION 2.07   REMIC Matters...............................................33
SECTION 2.08   Designation of Startup Day of REMIC.........................36
SECTION 2.09   REMIC Certificate Maturity Date.............................36
SECTION 2.10   Tax Matters Person..........................................36

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01   Master Servicer to Service Mortgage Loans...................37
SECTION 3.02   Subservicing; Enforcement of the Obligations of Servicers...38
SECTION 3.03   Rights of the Depositor and the Trustee in Respect of
                the Master Servicer........................................38
SECTION 3.04   Trustee to Act as Master Servicer...........................38
SECTION 3.05   Collection of Mortgage Loan Payments; Certificate
                Account; Distribution Account..............................39
SECTION 3.06   Collection of Taxes, Assessments and Similar Items;
                Escrow Accounts............................................42
SECTION 3.07   Access to Certain Documentation and Information
                Regarding the Mortgage Loans...............................42
SECTION 3.08   Permitted Withdrawals from the Certificate Account
                and Distribution Account...................................43
SECTION 3.09   [RESERVED]..................................................44
SECTION 3.10   Enforcement of Due-on-Sale Clauses; Assumption Agreements...44
SECTION 3.11   Realization Upon Defaulted Mortgage Loans; Repurchase
                of Certain Mortgage Loans..................................46
SECTION 3.12   Superior Liens..............................................48
SECTION 3.13   Trustee to Cooperate; Release of Mortgage Files.............49
SECTION 3.14   Documents Records and Funds in Possession of Master
                Servicer to be Held for the Trustee........................49
SECTION 3.15   Servicing Compensation......................................50
SECTION 3.16   Access to Certain Documentation.............................50
SECTION 3.17   Annual Statement as to Compliance...........................51
SECTION 3.18   Annual Independent Public Accountants' Servicing
                Statement; Financial Statements............................51
SECTION 3.19   Errors and Omissions Insurance; Fidelity Bonds..............51

                                   ARTICLE IV
                DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

SECTION 4.01   Advances....................................................53
SECTION 4.02   Priorities of Distribution..................................53
SECTION 4.03   [RESERVED]..................................................55
SECTION 4.04   Monthly Statements to Certificateholders....................55
SECTION 4.05   Determination of Pass-Through Rates for LIBOR Certificates..57
SECTION 4.06   Certificate Insurance Policy................................57
SECTION 4.07   Claims Upon the Certificate Insurance Policy................58
SECTION 4.08   Net WAC Account.............................................58
SECTION 4.09   Reserve Fund................................................59

                                    ARTICLE V
                                THE CERTIFICATES

SECTION 5.01  The Certificates.............................................60
SECTION 5.02  Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................60
SECTION 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............65
SECTION 5.04  Persons Deemed Owners........................................65
SECTION 5.05  Access to List of Certificateholders' Names and Addresses....65
SECTION 5.06  Maintenance of Office or Agency..............................66

                                   ARTICLE VI
                      THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01   Respective Liabilities of the Depositor and the
                Master Servicer............................................67
SECTION 6.02   Merger or Consolidation of the Depositor or the
                Master Servicer............................................67
SECTION 6.03   Limitation on Liability of the Depositor, the Seller,
                the Master Servicer and Others.............................67
SECTION 6.04   Limitation on Resignation of Master Servicer................68

                                   ARTICLE VII
                                     DEFAULT

SECTION 7.01   Events of Default............................................69
SECTION 7.02   Trustee to Act; Appointment of Successor.....................71
SECTION 7.03   Notification to Certificateholders...........................72
SECTION 7.04   Waiver of Defaults...........................................72
SECTION 7.05   Rights of the Certificate Insurer to Exercise Rights
                of Certificateholders.......................................72
SECTION 7.06   Trustee to Act Solely with Consent of the Certificate
                Insurer.....................................................73
SECTION 7.07   Mortgage Loans, Trust and Accounts Held for Benefit of
                the Certificate Insurer.....................................73
SECTION 7.08   Certificate Insurer Default..................................74

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

SECTION 8.01   Duties of Trustee...........................................75
SECTION 8.02   Certain Matters Affecting the Trustee.......................76
SECTION 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......77
SECTION 8.04   Trustee May Own Certificates................................77
SECTION 8.05   Trustee's Fees and Expenses.................................77
SECTION 8.06   Eligibility Requirements for Trustee........................78
SECTION 8.07   Resignation and Removal of Trustee..........................78
SECTION 8.08   Successor Trustee...........................................79
SECTION 8.09   Merger or Consolidation of Trustee..........................80
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee...............80
SECTION 8.11   Tax Matters.................................................81
SECTION 8.12   Periodic Filings............................................83

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.01   Termination upon Liquidation or Purchase of all
                Mortgage Loans.............................................85
SECTION 9.02   Final Distribution on the Certificates......................85
SECTION 9.03   Additional Termination Requirements.........................86

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 10.01  Amendment...................................................88
SECTION 10.02  Recordation of Agreement; Counterparts......................89
SECTION 10.03  Governing Law...............................................90
SECTION 10.04  Intention of Parties........................................90
SECTION 10.05  Notices.....................................................90
SECTION 10.06  Severability of Provisions..................................91
SECTION 10.07  Assignment..................................................91
SECTION 10.08  Limitation on Rights of Certificateholders..................92
SECTION 10.09  Inspection and Audit........................................92
SECTION 10.10  Certificates Nonassessable and Fully Paid...................93
SECTION 10.11  Third Party Beneficiaries...................................93
SECTION 10.12  Insurance Agreement.........................................93
SECTION 10.13  Effect of Payments by the Certificate Insurer; Subrogation..93
SECTION 10.14  Notices to the Certificate Insurer..........................94



SCHEDULES
     Schedule I:    Mortgage Loan Schedule...............................S-I-1
     Schedule II:   Representations and Warranties of the
                      Seller/Master Servicer............................S-II-1
     Schedule III:  Representations and Warranties as to the
                      Mortgage Loans...................................S-III-1
     Schedule IV:   [Reserved]..........................................S-IV-1
     Schedule V:    Form of Monthly Master Servicer Report...............S-V-1

EXHIBITS
     Exhibit A:   Form of Senior Certificate.............................A-1
     Exhibit B:   Form of Subordinated Certificate.......................B-1
     Exhibit C:   Form of Class R Certificate............................C-1
     Exhibit D:   [Reserved].............................................D-1
     Exhibit E:   Form of Reverse of Certificates........................E-1
     Exhibit F:   [Reserved].............................................F-1
     Exhibit G:   Form of Initial Certificates...........................G-1
     Exhibit H:   Form of Final Certification of Trustee.................H-1
     Exhibit I:   Transfer Affidavit.....................................I-1
     Exhibit J:   Form of Transferor Certificate.........................J-1
     Exhibit K:   Form of Investment Letter [Non-Rule 144A]..............K-1
     Exhibit L:   Form of Rule 144A Letter...............................L-1
     Exhibit M:   [Reserved].............................................M-1
     Exhibit N:   Request for Release (Mortgage Loan) Paid in Full,
                  Repurchased and Replaced)..............................N-1
     Exhibit O:   [Reserved].............................................O-1
     Exhibit P:   [Reserved].............................................P-1

          THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2001, among MELLON RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, as depositor (the "Depositor"), MELLON BANK, N.A., a national banking association organized under the laws of the United States, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and WELLS FARGO BANK MINNESOTA, N.A., a national banking association organized under the laws of the United States, as trustee (the "Trustee").

                                 WITNESSETH THAT

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

          The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the REMIC Interests and the Certificates. The Trust Fund for federal income tax purposes will consist of REMIC I, REMIC II and REMIC
III. The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Regular Certificates will represent the "regular interests" in REMIC III and the Residual Certificates will represent the single "residual interest" in each REMIC.

          The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

======================== ====================== ====================== ====================== =================
                                                                                              Integral
                         Initial Class                                                        Multiples
                         Certificate                Pass-Through       Minimum                in Excess of
                         Balance                        Rate           Denomination           Minimum
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class A-1                   $666,500,000                 (1)           $25,000                $1,000
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class A-2                   $115,500,000              5.565%(2)        $25,000                $1,000
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class A-3                   $162,000,000              5.945%(2)        $25,000                $1,000
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class A-4                   $336,173,000            6.615%(2)(3)       $25,000                $1,000
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class S                            (4)                   (5)           $25,000    (6)         $1,000   (6)
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class BIO                          (7)                   (7)                      (7)                  (7)
------------------------ ---------------------- ---------------------- ---------------------- -----------------
Class R                            (8)                   (8)                      (8)                  (8)
======================== ====================== ====================== ====================== =================

---------------------

     (1) On each Distribution Date, the Pass-Through Rate will be equal to the lesser of (i) LIBOR plus the Margin and (ii) the Net WAC. The Pass-Through Rate for the first Distribution Date is 3.88% per annum.

     (2)  On each Distribution Date, the Pass-Through Rate will be the lesser of
          (i) the specified fixed rate and (ii) the Net WAC.

     (3) For each Distribution Date after the Optional Termination Date, the Pass-Through Rate shall be the lesser of (i) 7.115% and (ii) the Net WAC.

     (4) The Class S Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount, initially $128,017,000.

     (5) The Pass-Through Rate for the Class S Certificates for any Distribution Date (a) on or prior to the Distribution Date in June 2003, will equal 1.00% per annum and (b) after the Distribution Date in June 2003, will equal 0.00% per annum.

     (6)  Minimum denomination is based on the Notional Amount of such Class.

     (7)  Determined as provided in Section 2.07 hereof.

     (8) The Class R Certificates will have no principal balance and will not bear interest.

          Set forth below are designations of Classes of Certificates to the categories used herein:


Book-Entry Certificates..............   All Classes of Certificates other than
                                        the Physical Certificates.

Class A Certificates.................   Offered Certificates other than the
                                        Class S Certificates.

ERISA-Restricted
Certificates.........................   Physical Certificates.

Fixed Rate Certificates..............   Class A-2, Class A-3, Class A-4 and
                                        Class S Certificates.

Floating Rate Certificates...........   Class A-1 Certificates.

LIBOR Certificates...................   Class A-1 Certificates.

Offered Certificates.................   All Classes of Certificates other than
                                        the Physical Certificates.

Physical Certificates................   Class BIO Certificates and Residual
                                        Certificates.

Rating Agencies......................   S&P and Moody's.

Regular Certificates.................   All Classes of Certificates, other than
                                        the Residual Certificates.

Residual Certificates................   Class R Certificates.

Senior Certificates. .................. Class A-1, Class A-2, Class A-3, Class
                                        A-4 and Class S Certificates.

Subordinated Certificates............   Physical Certificates.

          Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          ADVANCE: The payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of interest (net of the Master Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due but not received during the related Due Period (including, with respect to a Deferred Payment Loan, the interest portion of the first Scheduled Payment) less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced and the amounts previously advanced and not reimbursed.

          AGREEMENT: This Pooling and Servicing Agreement and all amendments or supplements hereto.

          AMOUNT AVAILABLE: As to any Distribution Date, the sum of Available Funds and any amount withdrawn from the Reserve Fund on such Distribution Date and applied pursuant to Section 4.02(c) 3 and 4 hereof.

          AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held (or that would be so held but for Section 3.05(f)) in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received in the month of such Distribution Date and (ii) the principal portion of all Scheduled Payments due after the related Due Period.

          APPRAISED VALUE: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

          AVAILABLE FUNDS: As to any Distribution Date, the sum of (a) the aggregate amount held (or that would be so held but for Section 3.05(f)) in the Certificate Account at the close of business on the related Determination Date net of the Amount Held for Future Distribution and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i)-(viii), inclusive, of Section 3.08(a) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iii) inclusive of Section 3.08(b),
(b) the amount of the related Advance and (c) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

          BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess, if any, of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

          BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York or the Commonwealth of Pennsylvania or the cities in which the Corporate Trust Office of the Trustee or the executive office of the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

          CERTIFICATE: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

          CERTIFICATE ACCOUNT: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.05 with a depository institution in the name of the Trustee on behalf of Certificateholders and the Certificate Insurer and designated "Wells Fargo Bank Minnesota, N.A., as Trustee in trust for the registered holders of MRFC Mortgage Pass-Through Trust 2001-HEIL 1, Mortgage Pass-Through Certificates, Series 2001-HEIL 1 and Ambac Assurance Corporation, as Certificate Insurer."

          CERTIFICATE BALANCE: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of all distributions of principal previously made with respect thereto.

          CERTIFICATE INSURANCE POLICY: The Certificate Guaranty Insurance Policy (No. AB0472BE) with respect to the Offered Certificates, and all endorsements thereto dated, the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of each Class of Offered Certificates.

          CERTIFICATE INSURER: AMBAC Assurance Corporation, a stock insurance company organized and created under the laws of the State of Wisconsin, or any successor thereto.

          CERTIFICATE INSURER DEFAULT: The existence and continuance of the failure of the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms.

          CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

          CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02 hereof.

          CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

          CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

          CLASS BIO DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributable on the Class BIO Certificates as provided in Section 2.07 hereof.

          CLASS CERTIFICATE BALANCE: With respect to any Class of Class A Certificates and any Distribution Date, the initial Class Certificate Balance thereof reduced by all amounts previously distributed to holders of Certificates of such Class as payments of principal.

          CLOSING DATE: June 28, 2001.

          CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction (expressed as a percentage) the numerator of which is the sum of (i) the principal balance of the related Mortgage Loan at the date of origination and (ii) the unpaid principal balance of any senior mortgage at the date of origination of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

          CORPORATE TRUST OFFICE: The designated offices of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which offices at the date of the execution of this Agreement are located, for Certificate transfer services, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113,
Attn: Corporate Trust Services - Mortgage Pass-Through Certificates, Series 2001-HEIL 1, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services-MRFC Mortgage Pass-Through Certificates, Series, 2001-HEIL 1, and which are the respective addresses to which notices to and correspondence with the Trustee should be directed.

          CORRESPONDING CLASS: As indicated in Section 2.07 hereof.

          CUMULATIVE NET LOSSES: As of any date of determination, the aggregate of the Realized Losses incurred from the Cut-off Date through the end of the calendar month preceding such date of determination.

          CURRENT INTEREST: With respect to each Class of Offered Certificates,
(i) the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount minus (ii) the pro rata share of Relief Act Shortfalls based on the respective amounts of Current Interest before reduction.

          CUT-OFF DATE: The opening of business on June 1, 2001.

          CUT-OFF DATE POOL PRINCIPAL BALANCE: $1,280,173,422.95.

          CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

          DEFECTIVE MORTGAGE LOAN: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

          DEFERRED PAYMENT LOAN: A Mortgage Loan with respect to which the Mortgagor has elected to defer the first Scheduled Payment for 120 days or less after the date of origination of such Mortgage Loan.

          DEFINITIVE CERTIFICATES: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

          DELETED MORTGAGE LOAN: As defined in Section 2.03(c) hereof.

          DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or, with respect to a Class BIO or Class R Certificate, the Percentage Interest appearing on the face thereof.

          DEPOSITOR: Mellon Residential Funding Corporation, a Delaware corporation, or its successor in interest.

          DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DETERMINATION DATE: As to any Distribution Date, the 15th day of each month or if such 15th day is not a Business Day the next preceding Business Day.

          DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer and designated "Wells Fargo Bank Minnesota, N.A., as Trustee in trust for registered holders of MRFC Mortgage Pass-Through Trust 2001-HEIL 1, Mortgage Pass-Through Certificates, Series 2001-HEIL 1 and Ambac Assurance Corporation, as Certificate Insurer." Funds in the Distribution Account shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement.

          DISTRIBUTION ACCOUNT DEPOSIT DATE: As to any Distribution Date, 12:00 noon Eastern time on the third Business Day immediately preceding such Distribution Date.

          DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2001.

          DUE DATE: With respect to any Mortgage Loan and any Due Period, the day of the month on which Scheduled Payments are due.

          DUE PERIOD: With respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

          ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency and the Certificate Insurer. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-RESTRICTED CERTIFICATE: As specified in the Preliminary
Statement.

          ESCROW ACCOUNT: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a) hereof.

          EVENT OF DEFAULT: As defined in Section 7.01 hereof.

          EXCESS PROCEEDS: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date for such Mortgage Loan in the Due Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus
(ii) accrued interest at the Mortgage Rate from the Due Date for such Mortgage Loan as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date for such Mortgage Loan occurring in the Due Period applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

          EXPENSE RATE: As to each Mortgage Loan, the Master Servicing Fee Rate.

          EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date (i) on or prior to the Distribution Date in August 2001, zero and (ii) any Distribution Date thereafter, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

          FISCAL YEAR: The calendar year or such other 12 month period as the Master Servicer shall designate by notice to the Trustee and the Certificate Insurer.

          FIRST LIEN: With respect to any Mortgage Loan which is a second or more junior priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

          FIXED RATE CERTIFICATES: As specified in the Preliminary Statement.

          FLOATING RATE CERTIFICATES: As specified in the Preliminary Statement.

          FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          GUARANTEED DISTRIBUTIONS: As to any Distribution Date (a) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Offered Certificates for such Distribution Date, over (ii) the Amount Available for such Distribution Date, (b) the Overcollateralization Deficit, if any and (c) without duplication of the amount in clause (b) on the Last Scheduled Distribution Date for a Class of Class A Certificates, the Class Certificate Balance of such Class after giving effect to all other distributions on that Last Scheduled Distribution Date.

          INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

          INSURANCE AGREEMENT: The Insurance Agreement dated as of June 28, 2001, among the Master Servicer, the Seller, the Depositor, the Trustee and the Certificate Insurer, including any amendments and supplements thereto.

          INSURED PAYMENTS: As to any Distribution Date, amounts actually paid under the Certificate Insurance Policy.

          INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies, but excluding the Certificate Insurance Policy.

          INSURANCE PROCEEDS: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

          INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

          INSURER RESERVE MAXIMUM: As to any Distribution Date, an amount equal to 0.125% of the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

          INTEREST ACCRUAL PERIOD: With respect to each Class of Fixed Rate Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Floating Rate Certificates and any corresponding REMIC Regular Interest and any Distribution Date, the period beginning on the Distribution Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, beginning on the Closing Date) and ending on the day preceding such Distribution Date.

          INTEREST CARRYOVER AMOUNT: With respect to any Distribution Date and any Class of Certificates, the sum of (i) the excess, if any, of the Current Interest and any Interest Carryover Amount from the prior Distribution Date, over the amount of interest actually distributed on such Class on such prior Distribution Date and (ii) interest on such excess at the applicable Pass-Through Rate for the related Interest Accrual Period.

          INTEREST DETERMINATION DATE: With respect to any Interest Accrual Period for any LIBOR Certificates, the second LIBOR Business Day prior to the first day of such Interest Accrual Period.

          INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and any Class of Certificates, the sum of (a) the Current Interest and (b) the Interest Carryover Amount, if any, for such Class.

          LATE PAYMENT RATE: For any Distribution Date, the lesser of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% and (ii) the maximum rate permissible under any applicable law limiting interest rates. The Late Payment Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          LAST SCHEDULED DISTRIBUTION DATES: The Distribution Dates in the respective months set forth below:

                                                             Last Scheduled
          CLASS                                             DISTRIBUTION DATE

          A-1....................................             January 2008
          A-2....................................             June 2009
          A-3....................................             February 2011
          A-4....................................             February 2021
          S......................................             June 2003

          LATEST POSSIBLE MATURITY DATE: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

          LIBOR: The rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of any Interest Accrual Period relating to the Floating Rate Certificates. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date. On the second LIBOR Business Day immediately preceding each Distribution Date (or June 26, 2001 for the initial Interest Accrual Period), the Trustee shall determine LIBOR for the Interest Accrual Period commencing on such Distribution Date and inform the Master Servicer of such rate.

          LIBOR BUSINESS DAY: Any day on which commercial banks are open for business and foreign currency deposits in the London interbank market.

          LIBOR CERTIFICATES: As specified in the Preliminary Statement.

          LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

          LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

          LOST NOTE AFFIDAVIT: A lost note affidavit and indemnity in a form acceptable to FNMA or FHLMC.

          MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

          MARGIN: As to any Distribution Date 0.13%.

          MASTER SERVICER: Mellon Bank, N.A., a national banking association, and its successors and assigns, in its capacity as master servicer hereunder.

          MASTER SERVICER ADVANCE DATE: As to any Distribution Date, 12:00 noon Eastern time on the third Business Day immediately preceding such Distribution Date.

          MASTER SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount received equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period related to such Distribution Date, subject to reduction as provided in Section 3.15.

          MASTER SERVICING FEE RATE: With respect to each Mortgage Loan, 0.50% per annum.

          MONTHLY EXCESS INTEREST AMOUNT: As to any Distribution Date, Available Funds remaining after distributions pursuant to Section 4.02(a)(1) through 4.02(a)(4).

          MONTHLY STATEMENT: The statement made available pursuant to Section 4.04.

          MOODY'S: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

          MORTGAGE: The mortgage, deed of trust or other instrument creating a first or junior lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

          MORTGAGE FILE: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

          MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

          MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

          (iii) the maturity date;

          (iv) the original principal balance;

          (v)  the Cut-off Date Principal Balance;

          (vi) the first payment date of the Mortgage Loan;

          (vii) the Scheduled Payment in effect as of the Cut-off Date;

          (viii) the Combined Loan-to-Value Ratio at origination;

          (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a townhouse, (c) a condominium unit, (d) a duplex, (e) a multifamily property or (f) other;

          (xi) the Mortgage Rate;

          (xii) a code indicating the lien status;

          (xiii) the type of documentation program pursuant to which the Mortgage Loan was originated; and

          (xiv) a code indicating whether the Mortgage Loan is a Deferred Payment Loan.

          Such schedule shall also set forth the total of the amounts described under (iv) and (v) above for all of the Mortgage Loans.

          MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

          MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note from time to time.

          MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

          MORTGAGOR: The obligor(s) on a Mortgage Note.

          NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Expense Rate .

          NET WAC ACCOUNT: The separate Eligible Account created and maintained by the Trustee for the benefit of the Holders of the Class A Certificates pursuant to Section 4.08 hereof.

          NET WAC: As to any Distribution Date, the weighted average of the Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, less the sum of (x) the Master Servicing Fee Rate, (y) the Premium Percentage multiplied by a fraction equal to (a) the aggregate Class Certificate Balance of the Class A Certificates divided by (b) the Pool Principal Balance and (z) the Pass-Through Rate of the Class S Certificates multiplied by a fraction equal to (a) the Notional Amount of the Class S Certificates divided by
(b) the Pool Principal Balance, adjusted to reflect the accrual of interest on an actual/360 basis in the case of the Class A-1 Certificates.

          NET WAC CARRYOVER: As to each Class of Class A Certificates with respect to each Distribution Date, the sum of:

          (1) the excess, if any, of the Interest Distribution Amount for the relevant Class of Certificates for that Distribution Date, calculated at the related Pass-Through Rate, without regard to the Net WAC, over the actual Interest Distribution Amount for the relevant Class of Certificates for that Distribution Date, and

          (2) any Net WAC Carryover remaining unpaid from the prior Distribution Date, together with interest accrued thereon during the related Interest Accrual Period at the related Pass-Through Rate, without regard to the Net WAC.

          NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

          NOTICE OF FINAL DISTRIBUTION: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

          NOTIONAL AMOUNT: As to the Class S Certificates and (a) any Distribution Date on or prior to the Distribution Date in June 2003, the lesser of (i) $128,017,000 and (ii) the Pool Principal Balance as of the first day of the related Due Period and (b) any Distribution Date after the Distribution Date in June 2003, zero.

          OFFERED CERTIFICATES: As specified in the Preliminary Statement.

          OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee and the Certificate Insurer; PROVIDED, HOWEVER, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          OPTIONAL TERMINATION: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a) hereof.

          OPTIONAL TERMINATION DATE: The first Distribution Date on which the Optional Termination may be exercised.

          ORIGINAL MORTGAGE LOAN: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

          OTS: The Office of Thrift Supervision.

          OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and countersigned under this Agreement except:

               (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

               (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

          OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

          OVERCOLLATERALIZATION AMOUNt: As to any Distribution Date, the amount equal to (x) the Pool Principal Balance as of the last day of the related Due Period minus (y) the aggregate Class Certificate Balance of all Classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

          OVERCOLLATERALIZATION DEFICIT: As to any Distribution Date, the excess, if any, of (i) the aggregate Class Certificate Balance of the Class A Certificates, after giving effect to all distributions on such Distribution Date over (ii) the Pool Principal Balance.

          OVERCOLLATERALIZATION DEFICIENCY: As to any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of the Offered Certificates resulting from the distribution of the Basic Principal Distribution Amount on such Distribution Date.

          OVERCOLLATERALIZATION FLOOR: As to any Distribution Date, the greater of (i) 0.25% of the Cut-off Date Pool Principal Balance and (ii) five times the largest Stated Principal Balance of any Outstanding Mortgage Loan.

          OVERCOLLATERALIZATION RELEASE AMOUNT: With respect to the first two Distribution Dates, zero. With respect to any other Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

          OWNERSHIP INTEREST: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          PASS-THROUGH RATE: For any interest bearing Class of Certificates the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

          PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

          PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

               (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Certificate Insurance Policy;

               (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Certificate Insurance Policy;

               (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency without regard to the Certificate Insurance Policy;

               (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

               (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency without regard to the Certificate Insurance Policy;

               (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

               (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency without regard to the Certificate Insurance Policy, as evidenced by a signed writing delivered by each Rating Agency;

               (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if the Rating Agency is Moody's, the highest rating assigned by Moody's) and restricted to funds managed or advised by the Trustee or its affiliates or to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

               (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency and the Certificate Insurer, as evidenced by a signed writing delivered by each Rating Agency and the Certificate Insurer;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

          PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing partnership" as defined in Code Section 775, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

          PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          PHYSICAL CERTIFICATE: As specified in the Preliminary Statement.

          POOL PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the last day of the related Due Period.

          PREMIUM AMOUNT: As to any Distribution Date, the product of (i) one-twelfth of the Premium Percentage and (ii) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date.

          PREMIUM PERCENTAGE: As defined in the Insurance Agreement.

          PREPAYMENT INTEREST SHORTFALL: As to any Distribution Date, Mortgage Loan and Principal Prepayment in Full received during the related Due Period but prior to the applicable Due Date, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the Master Servicing Fee Rate, on such Principal Prepayment in Full exceeds the amount of interest paid by the Mortgagor in connection with such Principal Prepayment in Full.

          PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

          PRINCIPAL PREPAYMENT: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

          PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

          PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date, the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each payment of principal on a Mortgage Loan received by the Master Servicer during such Due Period, including all full and partial Principal Prepayments, (ii) the Net Liquidation Proceeds allocable to principal actually collected by the Master Servicer during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period and (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed.

          PROSPECTUS: The Prospectus Supplement dated June 19, 2001 together with the Prospectus dated June 19, 2001 relating to the Offered Certificates.

          PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or 2.03 hereof or purchased at the option of the Master Servicer pursuant to Section 3.11, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Net Mortgage Rate if (x) the purchaser is the Master Servicer or (y) if the purchaser is the Seller and the Seller is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the Due Period related to the Distribution Date on which the Purchase Price is to be distributed to Certificateholders.

          RATING AGENCY: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

          RATING CONDITION: The rating of the long-term unsecured debt obligations of the Seller are rated below "BBB" by S&P or "Baa2" by Moody's.

          REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the unpaid principal balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which the Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan.

          RECORD DATE: With respect to any Distribution Date and the Fixed Rate Certificates (and the Floating Rate Certificates if no longer Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and the Floating Rate Certificates which are Book-Entry Certificates, the close of business on the Business Day preceding such Distribution Date.

          REFERENCE BANK RATE: As to any Interest Accrual Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Balance of the Floating Rate Certificates; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Class Certificate Balance of the Floating Rate Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Accrual Period.

          REFERENCE BANKS: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Trustee.

          REFINANCING MORTGAGE LOAN: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

          REGULAR CERTIFICATES: As specified in the Preliminary Statement.

          REIMBURSEMENT AMOUNT: As of any Distribution Date, the sum of (x) (i) Insured Payments previously received by the Trustee and not previously repaid to the Certificate Insurer pursuant to Sections 4.02(a)4, 4.02(c)1 and 4.02(c)5 plus (ii) interest accrued on such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received such Insured Payments and (y) (i) the amount of any Premium Amount not paid on the date due plus (ii) interest on such amount at the Late Payment Rate and (z)(i) any other amounts then owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Seller of the amount of any Reimbursement Amount.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC I: The segregated pool of assets consisting of the assets of the Trust Fund other than the REMIC I Interests, the REMIC II Interests, the Net WAC Account and the Reserve Fund.

          REMIC I INTEREST: As defined in Section 2.07.

          REMIC I REGULAR INTEREST: As defined in Section 2.07.

          REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests.

          REMIC II INTEREST: As defined in Section 2.07.

          REMIC II REGULAR INTEREST: As defined in Section 2.07.

          REMIC III: The segregated pool of assets consisting of the REMIC II Regular Interests.

          REMIC III INTEREST: As defined in Section 2.07.

          REMIC CHANGE OF LAW: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

          REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

          REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          REQUEST FOR RELEASE: The Request for Release signed by a Servicing Officer and submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

          REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

          RESERVE FUND: The separate Eligible Account created and maintained by the Trustee as provided in Section 4.09 hereof.

          RESERVE INTEREST RATE: As defined in Section 4.05.

          RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

          RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date for such Mortgage Loan allocable to principal and/or interest on such Mortgage Loan.

          SECURITIES ACT: The Securities Act of 1933, as amended.

          SELLER: Mellon Bank, N.A., a national banking association, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

          SENIOR CERTIFICATES: As specified in the Preliminary Statement.

          SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Section 3.09 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.12.

          SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

          SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

          S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's Ratings Group, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

          SIXTY DAY DELINQUENCY RATE: As to any Distribution Date and related Due Period, the arithmetic average for each of the five prior Due Periods and such Due Period the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balances of the Mortgage Loans that are 60 or more days delinquent as of the last day of the relevant Due Period (including REO Property and Mortgage Loans in foreclosure or in bankruptcy) and the denominator of which is the Pool Principal Balance as of the last day of the relevant Due Period.

          STARTUP DAY: The Closing Date.

          STATED PRINCIPAL BALANCE: As to any Mortgage Loan, the Cut-off Date Principal Balance thereof, minus all collections credited against the Cut-off Date Principal Balance prior to the date of determination.

          STEPDOWN CUMULATIVE LOSS TEST: Cumulative Net Losses for a Distribution Date, as a percentage of the Cut-off Date Pool Principal Balance, do not exceed the applicable percentage for such Distribution Date:


                 DISTRIBUTION DATE                  PERCENTAGE
                 -----------------                  ----------
                       24-47                           2.00%
                       48-59                           2.75%
                 60 and thereafter                     3.50%

          STEPDOWN DATE: The later to occur of (x) the Distribution Date in June 2003 and (y) the first Distribution Date on which the Pool Principal Balance is less than or equal to 50% of the Cut-off Date Pool Principal Balance.

          STEPDOWN DELINQUENCY TEST: The Sixty Day Delinquency Rate on a Distribution Date does not exceed 6.00%.

          STEPDOWN TEST: As to any Distribution Date, the satisfaction of both the Stepdown Delinquency Test and the Stepdown Cumulative Loss Test.

          STEPUP CUMULATIVE LOSS EVENT: Cumulative Net Losses for a Distribution Date, as a percentage of the Cut-off Date Pool Principal Balance exceed the applicable percentage for such Distribution Date:


                 DISTRIBUTION DATE                 PERCENTAGE
                 -----------------                 ----------
                        1-24                          1.50%
                       25-36                          2.75%
                       37-48                          3.50%
                       49-60                          4.25%
                       61-72                          5.00%
                 73 and thereafter                    5.50%

          SUBORDINATED CERTIFICATES: As specified in the Preliminary Statement.

          SUBSERVICER: Any person to whom the Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02 hereof.

          SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan and (v) comply with each representation and warranty set forth in Section 2.03 hereof.

          SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03.

          TARGETED OVERCOLLATERALIZATION AMOUNT: As to any Distribution Date:

          (a) on or prior to the Distribution Date in August 2001, 0.00%;

          (b) after the Distribution Date in August 2001 and prior to the Stepdown Date, so long as a Stepup Cumulative Loss Event does not exist, 1.00% of the Cut-off Date Pool Principal Balance;

          (c) on or after the Stepdown Date if the Stepdown Test is satisfied and a Stepup Cumulative Loss Event does not exist, the greater of (i) 2.00% of the Pool Principal Balance and (ii) the Overcollateralization Floor;

          (d) on or after the Stepdown Date if the Stepdown Test is not satisfied and a Stepup Cumulative Loss Event does not exist, the greater of
     (i) the lesser of (x) the Targeted Overcollateralization Amount for the prior Distribution Date and (y) 4.00% of the Pool Principal Balance and
     (ii) the Overcollateralization Floor; and

          (e) if a Stepup Cumulative Loss Event exists (i) prior to the Stepdown Date, 2.00% of the Cut-off Date Pool Principal Balance and (ii) on or after the Stepdown Date, the greater of (x) 4.00% of the Pool Principal Balance and (y) the Overcollateralization Floor.

          TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss.1.860F-4(d) and Treasury regulation ss.301.6231(a)(7)-1. The Tax Matters Person shall be the registered Holder of the Tax Matters Person Certificate and the Trustee shall be the agent of the Tax Matters Person.

          TAX MATTERS PERSON CERTIFICATE: The Class R Certificate with a Denomination of 0.01%.

          TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

          TRUSTEE: Wells Fargo Bank Minnesota, N.A. and its successors and, if a successor trustee is appointed hereunder, such successor.

          TRUSTEE FEE: As to any Distribution Date, an amount agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor.

          TRUST FUND: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto on or after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Certificate Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Net WAC Account; (v) the Reserve Fund; (vi) the Yield Maintenance Agreement; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

          VOTING RIGHTS: The right to vote evidenced by a Certificate as follows: the Class BIO Certificates, in the aggregate, shall evidence Voting Rights equal to the percentage equivalent of a fraction, the numerator of which is the Targeted Overcollateralization Amount and the denominator of which is the Pool Principal Balance; the Offered Certificates and the Residual Certificates, in the aggregate, shall evidence Voting Rights equal to 100% minus the Voting Rights evidenced by the Class BIO Certificates. The Residual Certificates and the Class S Certificates shall each be allocated 1% of those Voting Rights. The Voting Rights allocated to the Class A Certificates shall be allocated among the Classes thereof in proportion to their respective Class Certificate Balances. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

          YIELD MAINTENANCE AGREEMENT: The cap contract between Morgan Guaranty Trust Company of New York and Mellon Bank, N.A., as assigned to the Trustee, a copy of which is attached hereto as Exhibit P.

          SECTION 1.02 CALCULATIONS.

          All calculations of interest made pursuant to this Agreement shall be made assuming a 360-day year consisting of twelve 30-day months; PROVIDED, HOWEVER, that calculations of the Interest Distribution Amount and any Net WAC Carryover for the Floating Rate Certificates and any corresponding REMIC Regular Interests shall be made on the basis of a 360-day year for the actual number of days elapsed in the applicable Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

          SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

          (a) The Seller, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans on or after the Cut-off Date. With respect to any Mortgage Loan, other than a Deferred Payment Loan, that does not have a first payment date on or before the last day of the Due Period relating to the first Distribution Date, the Seller shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Net Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan. In addition, on the Closing Date, the Seller shall cause the Yield Maintenance Agreement to be assigned to the Trustee and shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.

          (b) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with the Depositor's right to require the Seller to cure any breach of a representation or warranty made herein by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance herewith.

          (c) In connection with the transfer and assignment set forth in clause
(b) above, the Depositor has conveyed to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) The original Mortgage Note, or a certified copy thereof, bearing all intervening endorsements, endorsed by facsimile or manual signature, in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee, without recourse" or "Pay to the order of _______ without recourse," such endorsement including the following sentence: "This endorsement of the attached instrument is without recourse and without any representation and warranty except as set forth in that certain Pooling and Servicing Agreement, dated as of June 1, 2001, by and among Mellon Bank, N.A., as Seller and Master Servicer, Mellon Residential Funding Corporation, as Depositor, and Wells Fargo Bank Minnesota, N.A., as Trustee." In lieu of any such Mortgage Note, the Mortgage File may contain an original Lost Note Affidavit, provided that the number of Lost Note Affidavits does not exceed 2.5% of the total number of Mortgage Loans transferred and assigned to the Trust;

               (ii) the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage;

               (iii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; and

               (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

          (d) Notwithstanding the transfer referred to in paragraph (c) above, the Depositor shall deliver or cause to be delivered to the Trustee only the documents listed in paragraph (c)(i) with respect to at least 50% of the Mortgage Loans by the Closing Date and the remainder of the Mortgage Loans (the "Delayed Delivery Loans") within 21 days after the Closing Date. So long as neither a Rating Condition or an Event of Default exists (either a "Delivery Event") the Seller may retain possession of the documents listed in (c)(ii) through (iv) above. Within 90 days of the occurrence of a Delivery Event, the Seller shall (i) deliver such documents to the Trustee or a custodian on its behalf and (ii) cause the assignments to the Trustee to be recorded in the applicable public office for real property records.

          After a Delivery Event, the Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

          In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section
3.05 hereof.

          SECTION 2.02 ACCEPTANCE BY TRUSTEE OF THE MORTGAGE LOANS.

          The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota, unless otherwise permitted by the Rating Agencies.

          The Trustee agrees to execute and deliver on the Closing Date and within 25 days after the Closing Date with respect to the Delayed Delivery Loans, to the Depositor, the Certificate Insurer, the Master Servicer and the Seller an Initial Certification in the form annexed hereto as Exhibit G. Not later than 90 days after the Closing Date, the Trustee agrees to deliver a Final Certification, with any applicable exceptions noted thereon. As to each Mortgage Loan based on its review and examination, and only as to the documents identified in such Final Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

          Not later than 90 days after a Delivery Event, the Trustee shall deliver to the Depositor, the Certificate Insurer, the Master Servicer and the Seller a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

          If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification; PROVIDED, HOWEVER that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan.

          Notwithstanding the foregoing, if the Mortgage Note or Lost Note Affidavit for any Delayed Delivery Loan is not timely delivered, the Seller shall, by the 30th day after the Closing Date (i) use its best commercial efforts to substitute a Substitute Mortgage Loan therefore or (ii) if a Substitute Mortgage Loan is not available, repurchase the affected Mortgage Loan at the Purchase Price. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

          The Trustee shall retain possession and custody of each Mortgage File delivered to it in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

          It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

          SECTION 2.03 Representations, Warranties and Covenants of the Seller and Master Servicer.

          (a) Mellon Bank, N.A., in its capacities as Seller and Master Servicer, hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

          (b) The Seller, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

          (c) Upon discovery by any of the parties hereto or the Certificate Insurer of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Certificate Insurer. The Seller hereby covenants that within 60 days of the earlier of its discovery or its receipt of written notice of a breach of any representation or warranty made pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 60-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; PROVIDED, HOWEVER, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of the Seller's knowledge, if it is discovered by the Depositor, the Seller, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

          For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "SUBSTITUTION ADJUSTMENT AMOUNT") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

          In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File, if any, held for the benefit of the Certificateholders and the Certificate Insurer to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

          The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

          SECTION 2.04 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AS TO THE MORTGAGE LOANS.

          The Depositor hereby represents and warrants to the Trustee and the Certificate Insurer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims arising from the action or inaction of the Depositor.

          It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Notes to the Trustee. Upon discovery by the Depositor, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the others and to the Certificate Insurer and each Rating Agency.

          SECTION 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS.

          (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee and the Certificate Insurer an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on any REMIC hereunder or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          (b) Upon discovery by the Depositor, the Seller, the Master Servicer, the Certificate Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

          SECTION 2.06 EXECUTION AND DELIVERY OF CERTIFICATES.

          The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Certificate Insurer and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates and the Certificate Insurer may be adequately and effectively protected.

          SECTION 2.07 REMIC MATTERS.

          (a) The Trustee shall elect that each of REMIC I, REMIC II and REMIC III (which together constitute the Trust Fund) shall be treated as a REMIC under
Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans, the accounts (other than the Net WAC Account and the Reserve Fund), any REO Property, and any proceeds of the foregoing. The REMIC I Regular Interests (as defined below) shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III.

          (b) REMIC I will be evidenced by (x) the Class IA and Class IQ Interests (the "REMIC I Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and (y) the Class R-1 Interests, which are hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-1 Certificates, the "REMIC I Certificates"). The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II. Fees and expenses of the Trust Fund will be paid from REMIC I.

          The Class IA and Class IQ Interests shall have initial principal balances equal to $128,017,000 and $1,152,153,000, respectively. On each Distribution Date, principal collections and realized losses on the Mortgage Loans shall be allocated first to the Class IQ and then to the Class IA Interests until the principal balance of each such class is reduced to zero. The Class IA and Class IQ Interests shall each have pass-through rates equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. The Class R-1 Interests shall have no principal balance and no pass-through rate and shall be entitled to only those distributable assets, if any, remaining in REMIC I on each Distribution Date after all amounts required to be distributed to the Class IA and Class IQ Interests and applicable Trust Fund expenses have been paid. It is expected that there shall not be any distributions on the Class R-1 Interests.

          (c) REMIC II will be evidenced by (x) the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-S and Class II-M Interests (the "REMIC II Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Interests, which are hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-II Interests, the "REMIC II Certificates"). The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

          Any Monthly Excess Interest Amount up to an amount equal to the Extra Principal Distribution Amount (the "Turbo Amount") that is payable from interest on the Mortgage Loans will not be paid as interest to the REMIC II Regular Interests, but instead a portion of the interest payable with respect to the Class II-M Interest which equals 1% of the Turbo Amount that is applied to Certificates will be payable as a reduction of the principal balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Interests ("Class II-A Regular Bond Interests") in the same manner in which the Turbo Amount is allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively (and will be accrued and added to principal on the Class II-M Interests in the same proportion as interest payable on such Interests is used to reduce principal on other Interests as just described). Principal payments shall be allocated 99% to the Class II-M Interest, and 1% to the Class II-A Regular Bond Interests until paid in full. The aggregate amount of principal allocated to the Class II-A Regular Bond Interests shall be apportioned among such classes in the same manner as principal is payable with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively. Notwithstanding the above, principal payments that are attributable to the Overcollateralization Release Amount shall be allocated 100% to the Class II-M Interest. Realized losses shall be applied such that after all distributions have been made on such Distribution Date: (i) the principal balances of each of the Class II-A Regular Bond Interests are each 1% of the principal balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively; and (ii) the principal balance of the Class II-M Interest is equal to the Pool Principal Balance less an amount equal to the sum of the principal balances of the Class II-A Regular Bond Interests, respectively. The REMIC II Certificates will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Certificates in the following manner:


  REMIC II                                                  Allocation
CERTIFICATES     INITIAL BALANCE     PASS-THROUGH RATE      OF PRINCIPAL        ALLOCATION OF INTEREST
------------     ---------------     -----------------      ------------        ----------------------
II-A-1           $6,665,000                   (1)                 (3)                    (4)(5)
II-A-2           $1,155,000                   (1)                 (3)                    (4)(5)
II-A-3           $1,620,000                   (1)                 (3)                    (4)(5)
II-A-4           $3,361,730                   (1)                 (3)                    (4)(5)
II-A-S           Notional                     (2)                 N/A                    Class S
II-M             $1,267,371,270               (1)                 (3)                    (4)(5)
R-2              $0                            0%                 N/A                    N/A(6)

---------------

(1) The pass-through rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the pass-through rates of the REMIC I Regular Interests after first subtracting 1% from the pass-through rate for the Class IA Interest for the first 24 Distribution
     Dates.

(2) The Certificate Rate on this REMIC II Regular Interest shall be a strip of interest at 1% per annum of the principal balance of the Class IA Regular
     Interest for the first 24 Distribution Dates and 0% thereafter.

(3)  Principal will be allocated to and apportioned among the Class A-1, Class
     A-2, Class A-3 and Class A-4 Certificates in the same proportion as principal from the Mortgage Loans is payable with respect to such Certificates, except that a portion of such principal in an amount equal to the Overcollateralization Release Amount shall first be allocated to the Class BIO Certificates, and all principal will be allocated to the Class
     BIO Certificates after the principal balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero.

(4) Except as provided in footnote (6), interest will be allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the same proportion as interest is payable on such Certificates.

(5) Any interest with respect to this REMIC II Certificate in excess of the product of (i) 100 times the weighted average coupon of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-M Interests where each of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4
     Interests is subject to a cap and floor equal to the rate on each of Class
     A-1, Class A-2, Class A-3 and Class A-4, respectively and the Class II-M
     Interest is subject to a cap equal to 0% and (ii) the principal balance of this REMIC II Certificate, shall not be allocated to the Class A-1, Class
     A-2, Class A-3 and Class A-4 Certificates but will be allocated to the Class BIO Certificates. However, the Class BIO Certificates shall be subordinated to the extent provided in Section 4.02.

(6) On each Distribution Date, available funds, if any, remaining in REMIC II after payments of interest and principal and expenses of the Trust, as designated above, will be distributed to the Class R-2 Certificate. It is expected that there will not be any significant distributions on the Class
     R-2 Certificates.

          (d) The Class A-1, Class A-2, Class A-3, Class A-4, Class S and Class BIO Certificates are hereby designated as "regular interests" with respect to REMIC III (the "REMIC III Regular Interests") and the Class R-3 Certificate is hereby designated as the single "residual interest" with respect to REMIC III. On each Distribution Date, Available Funds, if any, remaining in REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R-3 Certificate.

          SECTION 2.08 DESIGNATION OF STARTUP DAY OF REMIC.

          The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

          SECTION 2.09 REMIC CERTIFICATE MATURITY DATE.

          Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in each REMIC is the Distribution Date in February 2025.

          SECTION 2.10 TAX MATTERS PERSON.

          The tax matters person with respect to each REMIC (the "Tax Matters Person") shall be the holder of the Tax Matters Person Residual Interest which initially is the Master Servicer. The Tax Matters Person shall at all times hold the Tax Matters Person Residual Interest and shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this
Section 2.10.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          SECTION 3.01 MASTER SERVICER TO SERVICE MORTGAGE LOANS.

          For and on behalf of the Certificateholders and the Certificate Insurer, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund, the Certificate Insurer or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the Certificate Insurer. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

          In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          SECTION 3.02 SUBSERVICING; ENFORCEMENT OF THE OBLIGATIONS OF
SERVICERS.

          (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; PROVIDED, HOWEVER, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

          (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Master Servicer.

          SECTION 3.03 RIGHTS OF THE DEPOSITOR AND THE TRUSTEE IN RESPECT OF THE MASTER SERVICER.

          The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

          SECTION 3.04 TRUSTEE TO ACT AS MASTER SERVICER.

          In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to
Section 3.09 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof. Each subservicing agreement shall provide that if the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee or its successor may, at its option, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

          The Master Servicer shall, upon request of the Trustee or the Certificate Insurer, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

          SECTION 3.05 COLLECTION OF MORTGAGE LOAN PAYMENTS; CERTIFICATE ACCOUNT; DISTRIBUTION ACCOUNT.

          (a) The Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; PROVIDED, HOWEVER, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (b) Except as otherwise provided in Section 3.05(f), the Master Servicer shall establish and maintain a Certificate Account in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer into which the Master Servicer shall deposit or cause to be deposited on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans on or subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee;

          (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(d) in connection with any losses on Permitted Investments;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09(a), 3.09(b), and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

          (vi) all Substitution Adjustment Amounts;

          (vii) all Advances made by the Master Servicer pursuant to Section 4.01; and

          (viii) any other amounts required to be deposited hereunder.

          The foregoing requirements for remittance by the Master Servicer shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders and the Certificate Insurer until withdrawn in accordance with Section 3.08.

          (c) The Trustee shall establish and maintain, on behalf of the Certificateholders and the Certificate Insurer, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

          (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.08(a)(ix);

          (ii) any amount deposited by the Master Servicer pursuant to Section 3.05(d) in connection with any losses on Permitted Investments; and

          (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

          In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

          (d) Each institution at which the Certificate Account or the Distribution Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Certificate Account, the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, the Business Day next preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account or the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account, as applicable.

          (e) The Master Servicer shall give notice to the Trustee, the Seller, the Certificate Insurer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Seller, the Certificate Insurer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

          (f) Notwithstanding subsection (b) above and any other provision herein relating to deposits to or withdrawals from the Certificate Account, so long as (i) Mellon Bank, N.A. is the Master Servicer, (ii) the long-term unsecured debt obligations of Mellon Bank, N.A. are rated at least A3 by Moody's and A by S&P and (iii) the short-term unsecured debt obligations of Mellon Bank, N.A. are rated at least A-1 by S&P and P-1 by Moody's, the Master Servicer shall not be required to maintain a Certificate Account or make deposits to the Certificate Account but instead may, at its option, retain possession of all amounts received in respect of the Mortgage Loans and commingle such amounts with its own funds until the next Distribution Account Deposit Date. On each Distribution Account Deposit Date, the Master Servicer shall transfer to the Trustee for deposit in the Distribution Account an amount equal to the Available Funds for the related Distribution Date, such transfer being net of amounts which the Master Servicer is entitled to retain or withdraw from the Certificate Account. Notwithstanding such commingling, the Master Servicer shall maintain records of, and account for, all amounts received in respect of the Mortgage Loans to the same extent as though deposits and withdrawals were being made to and from the Certificate Account as provided herein. Upon obtaining knowledge of the failure to satisfy any of the conditions specified in clauses (i) to (iii) of this subsection, the party obtaining such knowledge shall promptly give written notice thereof to the other parties hereto, and the Master Servicer shall give such notice to the Rating Agencies and the Certificate Insurer. As of the first day of the first Due Period that begins at least 30 days after the receipt or giving of such notice by the Master Servicer, the Master Servicer shall have established the Certificate Account and thereafter shall make deposits to and withdrawals from the Certificate Account as herein provided.

          SECTION 3.06 COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

          (a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law or if such Escrow Account is not required by the related Mortgage Note.

          (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 or Section 9.02 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

          (c) The Master Servicer shall advance any payments referred to in
Section 3.06(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

          SECTION 3.07 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

          The Master Servicer shall afford the Depositor, the Certificate Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

          Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer in providing such reports and access.

          SECTION 3.08 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT AND DISTRIBUTION ACCOUNT.

          (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to pay to the Master Servicer (to the extent not previously retained by the Master Servicer) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

          (ii) to reimburse the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause
               (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

          (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

          (v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06, (b) unreimbursed Servicing Advances made pursuant to Section 3.12 and
               (c) for unpaid Master Servicing Fees as provided in Section 3.11 hereof;

          (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

          (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to
               Section 6.03 hereof;

          (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

          (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

          (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 or Section 9.02 hereof.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

          (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

          (i)  [reserved];

          (ii) to pay to the Master Servicer as additional servicing compensation earnings on or investment income with respect to funds in the Distribution Account;

          (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

          (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 or Section 9.02 hereof.

          SECTION 3.09 [RESERVED]

          SECTION 3.10 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION
AGREEMENTS.

          (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters into such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to
Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

          (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

          SECTION 3.11 REALIZATION UPON DEFAULTED MORTGAGE LOANS; REPURCHASE OF CERTAIN MORTGAGE LOANS.

          The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; PROVIDED, HOWEVER, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, or its nominee, on behalf of the Certificateholders and the Certificate Insurer. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. As contemplated by Section 3.01 hereof, the Trustee and the Depositor agree to execute and return to the Master Servicer any powers of attorney or other instruments necessary to accomplish the foregoing. Pursuant to its efforts to sell such REO Property so as to maximize the net present value of the proceeds thereof, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities.

          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

          The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Master Servicing Fees; second, to reimburse the Master Servicer for any unreimbursed Advances; third, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate through the Due Date occurring in the related Due Period; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Master Servicer as additional servicing compensation pursuant to Section 3.15.

          The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more delinquent at a price equal to the Purchase Price; provided, however, that such option (x) will be exercisable in the calendar quarter following the calendar quarter (such following quarter, the "Eligible Quarter") in which it first becomes 91 days or more delinquent and (y) will expire at the close of business on the penultimate Business Day of the Eligible Quarter and will not be renewable unless the Mortgage Loan becomes current prior to the expiration of the option in which case the same procedure would be applicable if such Mortgage Loan were again to become 91 days or more delinquent. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit N hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

          SECTION 3.12 SUPERIOR LIENS.

          The Master Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

          If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders and the Certificate Insurer and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions in accordance with the terms of this Agreement. The Master Servicer shall promptly notify the Trustee of any such action or circumstances. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificateholders in accordance with the servicing standards in Section
3.01. The Master Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the Stated Principal Balance of the related Mortgage Loan. The Master Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

          SECTION 3.13 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered two (2) copies of a "Request for Release" substantially in the form of Exhibit N. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of two (2) copies of a Request for Release in the form of Exhibit N signed by a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

          If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

          SECTION 3.14 DOCUMENTS RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR THE TRUSTEE.

          Notwithstanding any other provisions of this Agreement, following a Delivery Event the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time. The Master Servicer shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

          SECTION 3.15 SERVICING COMPENSATION.

          As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee, provided that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to such Distribution Date, but not below an amount equal to the aggregate Master Servicing Fee for such Distribution Date before reduction thereof in respect of such Prepayment Interest Shortfalls, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.01(a) and not so deposited.

          Additional servicing compensation in the form of all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for maintenance of the forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

          SECTION 3.16 ACCESS TO CERTAIN DOCUMENTATION.

          The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          SECTION 3.17 ANNUAL STATEMENT AS TO COMPLIANCE.

          The Master Servicer shall deliver to the Depositor, the Certificate Insurer, each Rating Agency and the Trustee on or before 120 days after the end of the Master Servicer's Fiscal Year, commencing with its 2001 Fiscal Year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding Fiscal Year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          SECTION 3.18 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING STATEMENT; FINANCIAL STATEMENTS.

          On or before 120 days after the end of the Master Servicer's fiscal year, commencing with its 2001 Fiscal Year, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Certificate Insurer and the Depositor to the effect that such firm has examined the Master Servicer's assertion of its compliance with the minimum standards of the Uniform Single Attestation Programs for Mortgage Bankers ("USAP"), to the extent applicable and that, on the basis of such examination, conducted substantially in compliance with USAP, to the extent applicable, such assertion is fairly stated in all material respects except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

          SECTION 3.19 ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS.

          The Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                         ADVANCES BY THE MASTER SERVICER

          SECTION 4.01 ADVANCES.

          The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in
Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

          The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

          SECTION 4.02 PRIORITIES OF DISTRIBUTION.

          (a) On each Distribution Date, the Trustee will withdraw from the Distribution Account (i) the Available Funds and (ii) any Insured Payments, and make the following disbursements and transfers as described below and to the extent of such amounts; provided that Insured Payments shall only be applied to the Guaranteed Distributions:

     1. To the Certificate Insurer, the Premium Amount, due on that Distribution Date or remaining unpaid from prior Distribution Dates.

     2. Concurrently, to each Class of Offered Certificates, the related Interest Distribution Amount with any shortfall being allocated among those Certificates, pro rata, on the basis of their respective Interest Distribution Amounts.

     3. Sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Basic Principal Distribution Amount, until the respective Class Certificate Balances thereof are reduced to zero.

     4.   To the Certificate Insurer, the Reimbursement Amount.

     5. To the Class or Classes of Class A Certificates then entitled to principal distributions, the Extra Principal Distribution Amount until the respective Class Certificate Balances thereof are reduced to zero.

     6. To the Net WAC Account in an amount up to the amount of the Net WAC Deposit for that Distribution Date.

     7.   To the Class BIO Certificates, the Class BIO Distribution Amount.

     8.   To the Class R Certificates, any remaining amounts.

          (b) On each Distribution Date, following all distributions and deposits made pursuant to clause (a) above, the Trustee will distribute an amount equal to the Net WAC Carryover for that Distribution Date, if any, from the Net WAC Account to the holders of Class A Certificates, pro rata, based on the relative amount of Net WAC Carryover payable to each of those Classes on that Distribution Date.

          (c) On each Distribution Date, following all distributions and deposits made pursuant to clauses (a) and (b) above, an amount will be withdrawn from the Reserve Fund, to the extent of available funds, and applied in the following priority:

     1.   To the Certificate Insurer any Reimbursement Amounts (excluding clause
          (z) of that definition) in an amount up to the Insurer Reserve Maximum for that Distribution Date;

     2. To pay the Class A-1 Certificates any Net WAC Carryover remaining unpaid on that Distribution Date.

     3. To pay any Interest Distribution Amount payable to the Offered Certificates, to the extent not covered by Available Funds, pro rata, based on the relative amount of remaining Interest Distribution Amount payable to each Class on that Distribution Date, in an amount up to the remaining Insurer Reserve Maximum for that Distribution Date;

     4. To the extent the Overcollateralization Amount is less than zero, to pay the Principal Distribution Amount payable to the Class A Certificates, until the Overcollateralization Amount equals zero to the extent not covered by Available Funds, in an amount up to the remaining Insurer Reserve Maximum for that Distribution Date; and

     5. To the Certificate Insurer, any remaining Reimbursement Amounts, in an amount up to the remaining Insurer Reserve Maximum for that Distribution Date.

          (d) On any Distribution Date, following all other distributions and deposits required to be made on that Distribution Date, the greater of (a) the excess, if any, of the amount on deposit in the Reserve Fund over the remaining Insurer Reserve Maximum for that Distribution Date and (b) the excess, if any, of the Overcollateralization Amount and the amount on deposit in the Reserve Fund over the Targeted Overcollateralization Amount will be withdrawn from the Reserve Fund, to the extent of available funds, and paid to the holders of the Class BIO Certificates:

          (e) Notwithstanding the foregoing, in the sole discretion of the Certificate Insurer, the entire amount remaining in the Reserve Fund on a Distribution Date, after all other withdrawals on that Distribution Date, may be released to the holders of the Class BIO Certificates.

          SECTION 4.03 [RESERVED].

          SECTION 4.04 MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

          (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Master Servicer, the Certificate Insurer and the Depositor a statement setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Interest Carryover Amount for any Class included in such distribution and any remaining Interest Carryover Amount for any Class after giving effect to such distribution;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v)  the Pool Principal Balance with respect to such Distribution
               Date;

          (vi) the Extra Principal Distribution Amount, the
               Overcollateralization Amount and any Overcollateralization Deficiency;

          (vii) the amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

          (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

          (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days (2) 60 to 89 days (3) 90 or more days and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xiii) the amount of Net WAC Carryover paid and any remaining Net WAC Carryover ; and

          (xiv) the amount remaining on deposit in the Reserve Fund.

          (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer. The Trustee will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, each Rating Agency and other parties to this Agreement via the Trustee's internet website. The Trustee's internet website shall initially be located at "WWW.CTSLINK.COM". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties and Certificateholders regarding any such changes.

          (c) On or before each Determination Date, the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule V hereto.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished, electronically or otherwise, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and
(a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

          (e) The Trustee shall deliver to Bloomberg Financial Markets, 100 Business Park Drive, P.O. Box 888, Princeton, New Jersey 08542-0888, and such other secondary market facilitators designated by the Depositor on each Distribution Date a computer-readable tape, or other mutually agreed upon electronic media, containing the information also set forth in Schedule V hereto as provided by the Master Servicer to the Trustee.

          SECTION 4.05 DETERMINATION OF PASS-THROUGH RATES FOR LIBOR
CERTIFICATES.

          On each Interest Determination Date so long as the LIBOR Certificates are outstanding, the Trustee shall determine LIBOR in accordance with the definition thereof.

          The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

          The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

          SECTION 4.06 CERTIFICATE INSURANCE POLICY.

          As soon as possible, and in no event later than 12:00 noon, New York City time, on the second Business Day immediately preceding each Distribution Date, the Trustee shall determine the Available Amount for such Distribution Date minus the amount of any Premium Amount to be paid on such Distribution Date.

          If for any Distribution Date a Deficiency Amount (as defined in the Certificate Insurance Policy) exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Certificate Insurer no later than 12:00 noon, New York City time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the Certificate Insurance Policy, on behalf of the Offered Certificateholders, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Section 4.02(a). To the extent an Insured Payment is received by the Trustee from the Certificate Insurer on any Distribution Date and due to the timing of the receipt of such Insured Payment, there is insufficient time to distribute the Insured Payment to the Depository, a delay in making a distribution of interest and principal to the holders of the Offered Certificates may result. Under such circumstances, the Trustee shall not be liable or otherwise held responsible for such delay.

          The Trustee shall receive, as attorney-in-fact of each Holder of an Offered Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of an Offered Certificate in accordance with the provisions of Article IV. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Offered Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to receive the Reimbursement Amount pursuant to Section 4.02. The Trustee hereby agrees on behalf of each Holder of an Offered Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Offered Certificateholders, the Certificate Insurer will be entitled to receive the Reimbursement Amount pursuant to Section 4.02.

          It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Offered Certificateholders shall also have received the full amount of the Insured Payment for such Distribution Date.

          SECTION 4.07 CLAIMS UPON THE CERTIFICATE INSURANCE POLICY.

          (a) The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

          (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Offered Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Day's prior written notice to the Trustee.

          (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Offered Certificates. Each Certificateholder of Offered Certificates, by its purchase of Offered Certificates, the Master Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersede as or performance bond pending any such appeal.

          SECTION 4.08 NET WAC ACCOUNT.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Offered Certificates, other than the Class S Certificates, the Net WAC Account and deposit therein the amount of $5,000 paid to the Trustee by the Seller therefor. The Net WAC Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. The Net WAC Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Net WAC Account will be treated as owned by the Class BIO Certificateholder and will be taxable to the Class BIO Certificateholder. Distributions made or deemed deposited to any outside reserve fund under this Agreement shall be treated as made to the owner of such fund. The Trustee shall treat the Net WAC Account as having a nominal (zero) value for the Holders of the Offered Certificates.

          (b) On each Distribution Date, the Trustee shall deposit amounts from the Distribution Account to the Net WAC Account pursuant to Section 4.02(a)(6). The amount required to be deposited into the Net WAC Account on any Distribution Date (the "Net WAC Account Deposit") will equal the lesser of (i) amounts remaining after distributions pursuant to clauses (1) through (5) of Section 4.02(a) and (ii) any Net WAC Carryover for such Distribution Date and an amount such that when added to other amounts already on deposit in the Net WAC Account, the aggregate amount on deposit therein will be equal to $10,000. The Trustee shall make withdrawals from the Net WAC Account to make distributions pursuant to Section 4.02(b).

          (c) Funds in the Net WAC Account may be invested in Eligible Investments. Any earnings on such amounts shall be payable to the Class BIO Certificates. The Class BIO Certificates shall evidence ownership of the Net WAC Account for federal tax purposes and shall direct the Trustee in writing as to the investment of amounts therein.

          (d) Upon termination of the Trust Fund, any amounts remaining in the Net WAC Account shall be distributed to the Holders of the Class BIO Certificates in the same manner as if distributed pursuant to Section 4.02(a)(7) hereof.

          SECTION 4.09 RESERVE FUND.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificate Insurer and the Offered Certificates, the Reserve Fund. The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement. The Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Reserve Fund will be treated as owned by the Class BIO Certificateholder and will be taxable to the Class BIO Certificateholder. Distributions made or deemed deposited to any outside reserve fund under this Agreement shall be treated as made to the owner of such fund. The Trustee shall treat the Reserve Fund as having a nominal
(zero) value for the Holders of the Offered Certificates.

          (b) Upon receipt, the Trustee shall deposit any amounts received under the Yield Maintenance Agreement. The Trustee shall make withdrawals from the Reserve Fund to make distributions pursuant to Sections 4.02(c), (d) and (e).

          (c) Funds in the Reserve Fund may be invested in Eligible Investments. Any earnings on such amounts shall be payable to the Class BIO Certificates. The Class BIO Certificates shall evidence ownership of the Reserve Fund for federal tax purposes and shall direct the Trustee in writing as to the investment of amounts therein.

          (d) Upon termination of the Trust Fund, any amounts remaining in the Reserve Fund shall be distributed to the Holders of the Class BIO Certificates in the same manner as if distributed pursuant to Section 4.02(a)(7) hereof.

                                   ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 THE CERTIFICATES.

          The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

          Subject to Section 9.03 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

          The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

          SECTION 5.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, countersign, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

          No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

          The Depositor initially appoints the Trustee as custodian of the Book-Entry Certificates.

          (b) No transfer of a Subordinated Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except for the initial transfer to the Depositor or an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Residual Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Insurer, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Except for the initial transfer to the Depositor or an Affiliate thereof, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to
Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Master Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is a Book Entry Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

          To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

          (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
               Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by
               Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall compute any tax or use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under
               Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee. The Trustee will compute such tax upon receipt of an additional reasonable fee.

          The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

          (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository or its agent, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.04 PERSONS DEEMED OWNERS.

          The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

          SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
ADDRESSES.

          If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

          The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

          SECTION 6.01 RESPECTIVE LIABILITIES OF THE DEPOSITOR AND THE MASTER SERVICER.

          The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          SECTION 6.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER.

          The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation or association under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

          SECTION 6.03 LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER AND OTHERS.

          None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, however, that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that any of the Depositor, the Seller or the Master Servicer may with the consent of the Certificate Insurer undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

          SECTION 6.04 LIMITATION ON RESIGNATION OF MASTER SERVICER.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment by the Depositor of a successor servicer (i) reasonably satisfactory to the Trustee, (ii) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates without regard to the Certificate Insurance Policy and (iii) reasonably acceptable to the Certificate Insurer as evidenced in writing to the Depositor and the Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                                  ARTICLE VII

                                     DEFAULT

          SECTION 7.01 EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee, the Certificate Insurer or the Depositor or with the consent of the Certificate Insurer, to the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the Certificate Insurer or the Depositor, or with the consent of the Certificate Insurer, to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) the Master Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) so long as the Master Servicer is the Seller, any failure by the Seller to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller contained in this Agreement, which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Seller by the Trustee, the Certificate Insurer or the Depositor, or with the consent of the Certificate Insurer to the Seller and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

          (vii) any failure of the Master Servicer to make any Advance in the manner and at the time required to be made pursuant to Section
               4.01 which continues unremedied for a period of one Business Day after the date of such failure.

          If an Event of Default described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may with the consent of the Certificate Insurer, or at the direction of the Certificate Insurer or the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates with the consent of the Certificate Insurer, the Trustee shall with the consent of the Certificate Insurer by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vii) hereof shall occur, the Trustee shall with the consent of the Certificate Insurer, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to Section 7.02 hereof. The Trustee shall thereupon make any Advance described in clause (vii) hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans.

          Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder on a first in, first out basis.

          SECTION 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency without regard to the Certificate Insurance Policy as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED that any such successor shall be acceptable to the Certificate Insurer as evidenced by its written consent. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and PROVIDED FURTHER that the Certificate Insurer has consented thereto and each Rating Agency acknowledges that its rating of the Certificates, without regard to the Certificate Insurance Policy, in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the servicing compensation permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

          Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make Advances and the Trustee will assume the other duties of the Master Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Master Servicer pursuant to this Section. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. All costs and expenses of the Trustee, any successor master servicer, or the Trust Fund in connection with the termination of the Master Servicer under this Section 7.02 shall be paid for, as incurred, by the terminated Master Servicer.

          Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

          SECTION 7.03 NOTIFICATION TO CERTIFICATEHOLDERS.

          (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

          SECTION 7.04 WAIVER OF DEFAULTS.

          The Certificate Insurer or the Majority in Interest with the prior written consent of the Certificate Insurer may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as master servicer pursuant to this Article VII; PROVIDED, HOWEVER, that the Majority in Interest may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice to any such waiver shall be given by the Trustee to the Rating Agencies.

          SECTION 7.05 RIGHTS OF THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF CERTIFICATEHOLDERS.

          By accepting its Offered Certificate, each Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Offered Certificates) and shall have the right to exercise all rights of the Certificateholders under this Agreement and under each Class of Offered Certificates without any further consent of the Certificateholders, including, without limitation:

          (a) the right to require the Seller to repurchase Mortgage Loans pursuant to Section 2.02 or 2.03;

          (b) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as master servicer pursuant to Section 7.01 and to consent to or direct waivers of Events of Default pursuant to Section 7.04;

          (c) the right to direct the actions of the Trustee during the continuance of an Event of Default pursuant to Sections 7.01 and 7.02;

          (d) the right to institute proceedings against the Master Servicer pursuant to Section 7.01;

          (e) the right to remove the Trustee pursuant to Section 8.07; and

          (f) any rights or remedies expressly given the Offered
Certificateholders.

In addition, each Offered Certificateholder agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Offered Certificateholders only with the prior written consent of the Certificate Insurer.

          SECTION 7.06 TRUSTEE TO ACT SOLELY WITH CONSENT OF THE CERTIFICATE INSURER. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate
Insurer:

          (a) terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 7.01;

          (b) agree to any amendment pursuant to Article X; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld; or -------- -------

          (c) undertake any litigation on behalf of the Certificateholders or the Trust Fund.

          The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Section 7.04, 7.05 or 7.06 or any requirement for the Certificate Insurer's consent for any period of time.

          SECTION 7.07 MORTGAGE LOANS, TRUST AND ACCOUNTS HELD FOR BENEFIT OF THE CERTIFICATE INSURER.

          The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates "on behalf of" or to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed of the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

          The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

          SECTION 7.08 CERTIFICATE INSURER DEFAULT.

          Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Offered Certificateholders, (b) restrict the ability of the Offered Certificateholders, the Master Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer or the Offered Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates; PROVIDED, HOWEVER, that the Certificate Insurer's rights shall be immediately reinstated following the cure of such Certificate Insurer Default. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01 DUTIES OF TRUSTEE.

          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

               (i) unless an Event of Default known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

          SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

          Except as otherwise provided in Section 8.01:

               (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

               (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Certificate Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates affected thereby;

               (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

               (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

               (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

               (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

               (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

          SECTION 8.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

          The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan which may be held by a custodian on behalf of the Trustee or of any related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

          SECTION 8.04 TRUSTEE MAY OWN CERTIFICATES.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

          SECTION 8.05 TRUSTEE'S FEES AND EXPENSES.

          (a) The Trustee shall be entitled to the Trustee Fee on each Distribution Date, as compensation for its activities hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement or (b) the Certificates, (ii) in connection with the performance of any of the Trustee's duties or the exercise of any of the Trustee's rights hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder and (iii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Seller covenants and agrees, except as otherwise agreed upon in writing by the Seller and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable and unanticipated expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement including, but not limited to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) expenses incurred pursuant to
Section 3.04. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or as agent for the Tax Matters Person.

          (b) If the Master Servicer fails to remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied after 11:00 a.m., New York city time, on the Distribution Date, the Master Services shall pay to the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the day such remittance was required to be made to, but excluding, the day on which such remittance was actually made.

          SECTION 8.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

          The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates without regard to the Certificate Insurance Policy (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; PROVIDED, HOWEVER, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

          SECTION 8.07 RESIGNATION AND REMOVAL OF TRUSTEE.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Certificate Insurer and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee approved in writing by the Certificate Insurer by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

          The Certificate Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights, with the prior written consent of the Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

          SECTION 8.08 SUCCESSOR TRUSTEE.

          Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the Certificate Insurer and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates without regard to the Certificate Insurance Policy.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          SECTION 8.09 MERGER OR CONSOLIDATION OF TRUSTEE.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) To the extent necessary to effectuate the purposes of this
          Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

               (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

               (iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Certificate Insurer, the Master Servicer and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 8.11 TAX MATTERS.

          (a) It is intended that the assets with respect to which any REMIC election is to be made shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption (as defined in the Prospectus Supplement); (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMICs' status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;
(j) maintain records relating to any REMIC hereunder, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMICs, and otherwise act on behalf of REMICs in relation to any tax matter or controversy involving it; and (l) apply for an Employee Identification Number from the Internal Revenue Service on Form SS-4, or any other acceptable method, for each REMIC formed hereunder.

          In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

          In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i),(ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

          (b) The Master Servicer is hereby designated as the Tax Matters Person for each REMIC hereunder. The Master Servicer irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for each REMIC hereunder.

          The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          SECTION 8.12 PERIODIC FILINGS.

          Pursuant to written instructions from the Depositor, the Trustee shall prepare, execute and file all Form 8-Ks with exhibits (other than the Form 8-K with which this Agreement is filed) and Form 10-Ks with exhibits required under the Securities Exchange Act of 1934 in connection with this Agreement (other than any such reports due as a result of the original issuance of the Certificates). In addition, the Trustee shall prepare, execute and file no later than January 30, 2002 a Form 15 to terminate the Trust Fund's reporting obligations. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them and otherwise reasonably shall cooperate with the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 TERMINATION UPON LIQUIDATION OR PURCHASE OF ALL MORTGAGE LOANS.

          Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Net Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and (iii) all amounts due the Certificate Insurer and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement and the payment of all amounts due the Certificate Insurer. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause
(a) above shall be conditioned upon the Master Servicer's determination that the burdens of servicing the Mortgage Loans exceed the benefits, but in no event earlier than when the Pool Principal Balance, at the time of any such repurchase, aggregates less than or equal to ten percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. In addition, the prior written consent of the Certificate Insurer shall be required if the exercise of such option would result in a draw on the Certificate Insurance Policy.

          SECTION 9.02 FINAL DISTRIBUTION ON THE CERTIFICATES.

          If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Certificate Insurer, the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

          Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given to the extent reasonably practicable by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and no later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

          In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

          Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus the Interest Distribution Amount and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

          In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

          SECTION 9.03 ADDITIONAL TERMINATION REQUIREMENTS.

          (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.04 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (3) Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 9.03, the Master Servicer shall prepare and the Trustee, at the expense of the Tax Matters Person, shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

               (4) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with Section 9.01.

          (b) The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.04(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

          (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.01 AMENDMENT.

          (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the prior consent of the Certificate Insurer but without the consent of any of the Certificateholders to cure any ambiguity or defect, or to correct or supplement any provisions herein, (including to give effect to the expectations of investors), or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust
Fund), adversely affect in any material respect the interests of any Certificateholder; PROVIDED, HOWEVER, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates without regard to the Certificate Insurance Policy; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such with the prior consent of the Certificate Insurer but extent as shall be necessary or helpful to maintain the qualification of any REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

          (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby with the consent of the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          (d) Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund) satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

          (g) Notwithstanding the permissive language in Sections 10.01(a) and 10.01(b), upon satisfaction of the conditions in Section 10.01(a) or 10.01(b) as applicable, Section 10.01(c) and clauses (i) and (ii) of Section 10.01(f), the Trustees shall execute and deliver the applicable amendment; PROVIDED, however, that the Trustee shall not be required to execute any amendment which, based on an Opinion of Counsel, materially and adversely affects the rights, duties or immunities of the Trustee hereunder.

          SECTION 10.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

          This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 10.03 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 10.04 INTENTION OF PARTIES.

          It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

          The Depositor for the benefit of the Certificateholders and the Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

          SECTION 10.05 NOTICES.

          (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (1) Any material change or amendment to this Agreement;

          (2) The occurrence of any Event of Default that has not been cured;

          (3) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

          (4) The repurchase or substitution of Mortgage Loans pursuant to
     Section 2.03; and

          (5) The final payment to Certificateholders.

          In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following if the Master Servicer fails to do so:

          (1) Each report to Certificateholders described in Section 4.04;

          (2) Each annual statement as to compliance described in Section 3.17;

          (3) Each annual independent public accountants' servicing report described in Section 3.18; and

          (4) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

          (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by facsimile or mail to (a) in the case of the Depositor, Mellon Residential Funding Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention:
Stephen Cobain, (b) in the case of the Master Servicer, Mellon Bank, N.A., One Mellon Bank Center, 500 Grant Street, Pittsburgh Pennsylvania 15258, Attention:
Patrick Ryan or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, at the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer, (d) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and (e) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Risk Management, Consumer Asset-Backed Securities, Facsimile: 212-363-1459, Telephone: 212-668-0340 (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Certificate Insurer (facsimile no. 212-208-3558 and with the same confirmation number as stated above), the Depositor and the Trustee and shall be marked to indicate "URGENT MATERIAL ENCLOSED."). Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          SECTION 10.06 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 10.07 ASSIGNMENT.

          Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Certificate Insurer, the Trustee and Depositor.

          SECTION 10.08 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 10.09 INSPECTION AND AUDIT.

          The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Certificate Insurer, the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Certificate Insurer, the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Subservicer.

          SECTION 10.10 CERTIFICATES NONASSESSABLE AND FULLY PAID.

          It is the intention of the Depositor that Certificate holders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          SECTION 10.11 THIRD PARTY BENEFICIARIES.

          This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Insurer and their respective successors and permitted assigns. The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

          SECTION 10.12 INSURANCE AGREEMENT.

          The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

          SECTION 10.13 EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION.

          Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on the Certificates within the meaning of Section 4.02. The Seller, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Offered Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Seller, the Master Servicer, the Trustee or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Offered Certificates to the Holders of such Certificates, (i) the Certificate Insurer will be fully subrogated to the rights of such Holders to received such principal and interest from the Trust Fund and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

          The Trustee, the Seller and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interest of the Holders as otherwise set forth herein.

          SECTION 10.14 NOTICES TO THE CERTIFICATE INSURER.

          All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Certificates Insurer.

                                   * * * * * *

          IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                        MELLON RESIDENTIAL FUNDING CORPORATION,
                                        as Depositor


                                        By: /S/ STEPHEN COBAIN
                                            Name: Stephen Cobain
                                            Title: President


                                        WELLS FARGO BANK
                                        MINNESOTA, N.A.,
                                        as Trustee


                                        By: /S/ AMY DOYLE
                                            Name:  Amy Doyle
                                            Title: Assistant Vice President


                                        MELLON BANK, N.A.
                                        as Seller and Master Servicer


                                        By: /S/ WILLIAM J. WEINBRENNER
                                            Name:  William J. Weinbrenner
                                            Title: Vice President

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE
                        [DELIVERED AT CLOSING TO TRUSTEE]

                                   SCHEDULE II

                  MRFC MORTGAGE PASS-THROUGH TRUST 2001-HEIL 1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2001-HEIL 1

          REPRESENTATIONS AND WARRANTIES OF THE SELLER/MASTER SERVICER

          Mellon Bank, N.A. ("Mellon") hereby makes the representations and warranties set forth in this Schedule II to the Certificate Insurer, the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Mellon, as seller and master servicer, Mellon Residential Funding Corporation, as depositor, and Wells Fargo Bank Minnesota, N.A., as Trustee.

          (1) Mellon is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by Mellon in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

          (2) Mellon has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of Mellon the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Mellon, enforceable against Mellon in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, and the rights of creditors of national banking associations and depository institutions the accounts of which are insured by the FDIC and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (3) The execution and delivery of the Pooling and Servicing Agreement by Mellon, the sale and servicing of the Mortgage Loans by Mellon under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Mellon and will not (A) result in a material breach of any term or provision of the articles of association or by-laws of Mellon or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Mellon is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Mellon of any court, regulatory body, administrative agency or governmental body having jurisdiction over Mellon; and Mellon is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Mellon's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

          (4) Mellon is an approved servicer of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

          (5) No litigation is pending or, to the best of Mellon's knowledge, threatened, against Mellon that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or the ability of Mellon to sell or service the Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Mellon of, or compliance by Mellon with, the Pooling and Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Mellon has obtained the same.

          (7) Mellon intends to treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all tax, accounting and regulatory purposes.

          (8) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (9) The Master Servicing Fee is a "current (normal)servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Master Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

          (10) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

                                  SCHEDULE III

                  MRFC MORTGAGE PASS-THROUGH TRUST 2001-HEIL 1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2001-HEIL 1

             REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS

          Mellon Bank, N.A. ("Mellon") hereby makes the representations and warranties set forth in this Schedule III to the Certificate Insurer, the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Mellon, as seller and master servicer, Mellon Residential Funding Corporation, as depositor, and Wells Fargo Bank Minnesota, N.A., as trustee.

          (1) The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date

          (2) As of the Closing Date, all payments due with respect to each Mortgage Loan prior to the Cut-off Date have been made; PROVIDED, HOWEVER, that as of the Cut-off Date, no more than approximately 0.20% of the Mortgage Loans (by principal balance) were contractually delinquent 30 to 59 days.

          (3) No Mortgage Loan had a Combined Loan-to-Value Ratio at origination in excess of 100%.

          (4) Each Mortgage is a valid and enforceable first or junior lien on the Mortgaged Property subject only to (a) the lien of non delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a Mortgage Loan secured by junior lien, a valid and enforceable senior lien.

          (5) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

          (6) There is no delinquent tax or assessment lien against any Mortgaged Property.

          (7) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

          (8) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage.

          (9) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and in good repair.

          (10) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

          (11) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has impaired, cancelled, subordinated, rescinded, altered or modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

          (12) [Reserved].

          (13) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

          (14) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

          (15) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

          (16) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

          (17) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

          (18) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (19) Each Mortgage Note and each Mortgage is in substantially one of the forms acceptable to FNMA or FHLMC, with such riders as have been acceptable to FNMA or FHLMC, as the case may be.

          (20) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

          (21) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, prudent and customary in the mortgage lending and servicing business.

          (22) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

          (23) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

          (24) Each Mortgage Loan contains a customary "due-on-sale" clause.

          (25) None of the Mortgage Loans provides for a prepayment penalty.

          (26) None of the Mortgage Loans are covered by primary mortgage insurance.

          (27) At the date of origination of each Mortgage Loan, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and any First Lien and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. All such individual insurance policies and all flood policies referred to in item (28) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

          (28) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or
     (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

          (29) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

          (30) Except as provided in (2) above, there is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

          (31) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units, which, to the best of Seller's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law.

          (32) Each Mortgage Loan is being serviced by the Master Servicer.

          (33) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

          (34) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the respective Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

          (35) Each Mortgage Loan was underwritten in all material respects in accordance with the Seller's underwriting guidelines as set forth in the Prospectus Supplement.

          (36) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

          (37) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and none of the Mortgage Loans are subject to a buydown or similar arrangement.

          (38) None of the Mortgage Loans are secured by a leasehold estate.

          (39) The Mortgage Loans were selected from among the outstanding fixed-rate one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Schedule III can be made. Such selection was not made in a manner that would adversely affect the interests of Certificateholders.

          (40) Each Mortgage Loan (other than a Deferred Payment Loan) has a payment date on or before the last day of the Due Period relating to the first Distribution Date.

          (41) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

          (42) All of the original or certified documentation set forth in the definition of Mortgage File (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee as required by Section 2.01(d). All such documentation is true and accurate in all material respects. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate, purchase or sell mortgage loans comparable to the Mortgage Loans.

          (43) Immediately prior to the transfers and assignments herein contemplated but after giving effect to the conveyance by the Seller pursuant to Section 2.01, the Depositor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan (including its Cut-off Date Principal Balance) conveyed by the Depositor to the Trust Fund pursuant to Section 2.01 hereof, all monies due or to become due with respect thereto, and all proceeds of such Cut-off Date Principal Balances with respect to such Mortgage Loans subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfers and assignments; and immediately upon the transfers and assignments herein contemplated, the Trust Fund will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrance or rights of others.

          (44) Each Mortgage relating to the Mortgage Loans is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally.

          (45) With respect to each Mortgage Loan that is a First Lien, and, to the best of the Seller's knowledge, with respect to each Mortgage Loan that is a junior mortgage loan, (i) a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, was issued on the date of origination of such Mortgage Loan, and as of the Closing Date, as applicable, each such policy is valid and remains in full force and effect, or (ii) a title search guaranty of title customary in the relevant jurisdiction was obtained with respect to any Mortgage Loan as to which no title insurance policy or binder was issued.

          (46) To the best of the Seller's knowledge, with respect to each Mortgage Loan that is a junior mortgage loan, either (A) no consent for such Mortgage Loan was required by the holder of the related First Lien(s) prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File.

          (47) There is no default, breach, violation or event of acceleration existing under any Mortgage and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration; provided, however, that the foregoing shall not apply to the extent that the relevant default, breach, violation or other event relates to one or more of the delinquent Mortgage Loans.

          (48) No selection procedures reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Certificate Insurer was utilized in selecting the Mortgage Loans.

          (49) No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the related Mortgage File delivered to the Trustee.

          (50) To the best of the Seller's knowledge, at the time of origination of each Mortgage Loan that is not a First Lien, the related senior lien was not more than 30 days delinquent.

          (51) To the best of the Seller's knowledge, all required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the Mortgages have been made, obtained or issued, as applicable.

          (52) To the best of the Seller's knowledge, with respect to each Mortgage Loan that is not a First Lien, the related senior lien does not provide for negative amortization.

          (53) To the best of the Seller's knowledge, with respect to each Mortgage Loan that is not a First Lien, the maturity date of the Mortgage Loan is prior to the maturity date of the related senior lien if such senior lien provides for a balloon payment.

          (54) With respect to any Mortgage Loan which is a First Lien, the Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Servicer and the Trustee in any Mortgage Insurance Policies applicable to such Mortgage Loan, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trust Fund and its assignees in care of the Trustee.

          (55) The Seller has received no notice of default of any First Lien secured by any Mortgaged Property that also secures a Mortgage Loan which has not been cured by a party other than the Seller or the Master Servicer.

          (56) As of the Cut-off Date, no Mortgagor had been identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

          (57) To the best of the Seller's knowledge, the Master Servicer and the Seller are in substantial compliance with any and all applicable licensing requirements of the law of the state wherein the property securing the Mortgage Loan is located.

          (58) To the best of the Seller's knowledge, with respect to the Mortgage Loans, the documents, instruments and agreements submitted by each Mortgagor for loan underwriting were not falsified and contain no untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and the statements contained therein not misleading.

                                   SCHEDULE IV

                                   [RESERVED]

                                   SCHEDULE V

                     FORM OF MONTHLY MASTER SERVICER REPORT

           [TO BE AGREED UPON BY THE TRUSTEE AND THE MASTER SERVICER]

                                    EXHIBIT A

                           FORM OF SENIOR CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                              :     A-1-1

Cut-off Date                                 :     June 1, 2001

First Distribution Date                      :     July 25, 2001

Initial Certificate Balance                  :     $666,500,000
of this Certificate
("Denomination")

Initial Certificate Balances                 :     $666,500,000
of all Certificates of
this Class

Certificate Rate                             :     Adjustable

CUSIP                                        :     585525 EX 2

                     MELLON RESIDENTIAL FUNDING CORPORATION
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1
                                    CLASS A-1

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties.

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Initial Certificate Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2001.

                                 WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                                 By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
     ----------------------------------------------------
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA, N.A., as Trustee

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                              :     A-2-1

Cut-off Date                                 :     June 1, 2001

First Distribution Date                      :     July 25, 2001

Initial Certificate Balance                  :     $115,500,000
of this Certificate
("Denomination")

Initial Certificate Balances                 :     $115,500,000
of all Certificates of
this Class

Certificate Rate                             :     5.565%

CUSIP                                        :     585525 EY 0

                     MELLON RESIDENTIAL FUNDING CORPORATION
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1
                                    CLASS A-2

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties.

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Initial Certificate Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2001

                                   WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                                   By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
    ----------------------------------------------------
    Authorized Signatory of
    WELLS FARGO BANK MINNESOTA, N.A., as Trustee

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Certificate No.                              :     A-3-1

Cut-off Date                                 :     June 1, 2001

First Distribution Date                      :     July 25, 2001

Initial Certificate Balance                  :     $162,000,000
of this Certificate
("Denomination")

Initial Certificate Balances                 :     $162,000,000
of all Certificates of
this Class

Certificate Rate                             :     5.945%

CUSIP                                        :     585525 EZ 7

                     MELLON RESIDENTIAL FUNDING CORPORATION
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1
                                    CLASS A-3

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties.

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Initial Certificate Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2001


                                 WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                                 By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
     ----------------------------------------------------
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA, N.A., as Trustee

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                              :     A-4-1

Cut-off Date                                 :     June 1, 2001

First Distribution Date                      :     July 25, 2001

Initial Certificate Balance                  :     $336,173,000
of this Certificate
("Denomination")

Initial Certificate Balances                 :     $336,173,000
of all Certificates of
this Class

Certificate Rate                             :     6.615%

CUSIP                                        :     585525 FA 1

                     MELLON RESIDENTIAL FUNDING CORPORATION
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1
                                    CLASS A-4

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties.

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2001


                               WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                               By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
     ----------------------------------------------------
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA, N.A., as Trustee

                                    EXHIBIT B

                        FORM OF SUBORDINATED CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                               :    S-1

Cut-off Date                                  :    June 1, 2001

First Distribution Date                       :    July 25, 2001

Initial Certificate Balance                   :    $128,017,000
of this Certificate
("Denomination")

Initial Certificate Balances                  :    $128,017,000
of all Certificates of
this Class

Certificate Rate                              :

CUSIP                                         :    585525 FB 9

                     MELLON RESIDENTIAL FUNDING CORPORATION.
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1
                                     CLASS S

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties.

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Initial Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2001



                               WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                               By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
     ----------------------------------------------------
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA, N.A., as Trustee

                                    EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-1 CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                               :        R-1

Percentage Interest                           :        99.99%
evidenced by this
Certificate

                     MELLON RESIDENTIAL FUNDING CORPORATION.
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1

                                     CLASS R

          evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Mellon Bank, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs to a Trust Fund consisting of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2001


                               WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                               By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
     ----------------------------------------------------
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA, N.A., as Trustee

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST CERTIFICATE" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.

THIS CLASS R-2 CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                               :        R-2

Percentage Interest                           :        .01%
evidenced by this
Certificate

                     MELLON RESIDENTIAL FUNDING CORPORATION.
           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1

                                     CLASS R

          evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties

              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Mellon Bank, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs) to a Trust Fund consisting of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2001



                             WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                             By ______________________

This is one of the Certificates referenced in the within-mentioned Agreement.


Countersigned:
By:
     ----------------------------------------------------
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA, N.A., as Trustee

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS BIO CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:  1

Percentage Interest
evidenced by this
Certificate:               100.00%

Class:                     BIO


                     MELLON RESIDENTIAL FUNDING CORPORATION.
           Mortgage Pass-Through Certificates, Series MRFC 2001-HEIL1

                                    Class BIO

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of a pool of closed-end fixed rate and variable rate home equity loans (the "Mortgage Loans")



              MELLON RESIDENTIAL FUNDING CORPORATION, AS DEPOSITOR

          This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

          This certifies that MELLON BANK, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs to a Trust Fund consisting of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Mellon Bank, N.A., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.No distributions are expected to be made on this Certificate.

          This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

          No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Seller. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) in the case of any such Certificate presented for registration in the name of a in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:   June __, 2001

                                     WELLS FARGO BANK MINNESOTA, N.A.,
                                     as Trustee


                                     By:


This is one of the Class BIO Certificates referenced in the within-mentioned Agreement


By
         Authorized Signatory of
         WELLS FARGO BANK MINNESOTA,N.A.,
         as Trustee

                       [Reverse of Class BIO Certificate]

                     MELLON RESIDENTIAL FUNDING CORPORATION
                       MELLON BANK HOME EQUITY INSTALLMENT
                                LOAN TRUST 2001-1

           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1

          This Certificate is one of a duly authorized issue of Certificates designated as Mellon Residential Funding Corporation Mortgage Pass-Through Certificates, Series MRFC 2001-HEIL1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

          Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Depositor, the Master Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs and the Mortgage Loans are not sold in an Auction Sale for which the Trustee is required to solicit bids in the event the Master Servicer does not exercise its optional termination right as more fully described in the Agreement, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

          Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________ Please
print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------- .
Dated:


                                         --------------------------------------
                                         Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________,
____________________, for the account of , account number , or, if mailed by check, to _______________________________________. Applicable statements should be mailed to ______________________________________, _________________________.

This information is provided by , the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D

                                   [RESERVED]

                                    EXHIBIT E

                        [FORM OF REVERSE OF CERTIFICATES]

                     MELLON RESIDENTIAL FUNDING CORPORATION
                       MELLON BANK HOME EQUITY INSTALLMENT
                                LOAN TRUST 2001-1

           MORTGAGE PASS-THROUGH CERTIFICATES, SERIES MRFC 2001-HEIL1

This Certificate is one of a duly authorized issue of Certificates designated as Mellon Residential Funding Corporation Mortgage Pass-Through Certificates, Series MRFC 2001-HEIL1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs and the Mortgage Loans are not sold in an Auction Sale for which the Trustee is required to solicit bids in the event the Master Servicer does not exercise its optional termination right as more fully described in the Agreement, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________ Please
print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

---------------------------------- .
Dated:


                                          --------------------------------------
                                          Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________,
__________________________, for the account of ________________________________, account number _______________________, or, if mailed by check, to _______________________________________. Applicable statements should be mailed to ________________________________, ________________________________.

This information is provided by , the assignee named above, or ___________________, as its agent.

STATE OF           )
                   )   ss.:
COUNTY OF          )

On the day of ---------------------------------- before me, a notary public in and for said State, personally appeared , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                          -----------------------------------
                                                     Notary Public
[Notarial Seal]

                                    EXHIBIT F

                                   [RESERVED]

                                    EXHIBIT G

                  FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

Wells Fargo Bank Minnesota, N.A., a national banking association, in its capacity as trustee (the "TRUSTEE") under that certain Pooling and Servicing Agreement, dated as of June 1, 2001 (the "POOLING AND SERVICING Agreement"), by and among Mellon Residential Funding Corporation, as Depositor, Mellon Bank, N.A., a nationally chartered banking association, as Seller and as Master Servicer, and the Trustee, hereby acknowledges receipt of the items delivered to it by the Depositor with respect to the Mortgage Loans.

The Schedule of Mortgage Loans is attached to this Receipt.

The Trustee hereby additionally acknowledges that it shall review such items as required by Section 2.02 of the Pooling and Servicing Agreement and shall otherwise comply with Section 2.02 of the Pooling and Servicing Agreement as required thereby.



                                 WELLS FARGO BANK MINNESOTA, N.A., as Trustee



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:
         Dated: __________

                                    EXHIBIT H

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

Mellon Residential Funding Corporation, as Depositor
One Mellon Bank Center
500 Grant Street
Room 410
Pittsburgh, PA  15258
Attention:  _________________

Mellon Bank, N.A., as Seller and Master Servicer
One Mellon Bank Center
500 Grant Street
Room 410
Pittsburgh, PA  15258
Attention:  _________________

         Re:      Pooling and Servicing Agreement among
                  Mellon Residential Funding Corporation,
                  as Depositor, Mellon Bank, N.A. as Seller and Master Servicer, and Wells Fargo Bank
                  Minnesota, N.A., as Trustee, Mortgage
                  Pass-Through Certificates, Series MRFC 2001-HEIL1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

the original Mortgage Note endorsed in the form provided in Section 2.01(c) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        WELLS FARGO BANK MINNESOTA, N.A.
                                        as Trustee


                                        By
                                           ------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT I

                               TRANSFER AFFIDAVIT

                     Mellon Residential Funding Corporation
                       Mortgage Pass-Through Certificates
                             Series MRFC 2001-HEIL1

STATE OF                   )
                           )   ss.:
COUNTY OF                  )

The undersigned, being first duly sworn, deposes and says as follows:

The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among Mellon Residential Funding Corporation, as depositor (the "Depositor"), Mellon Bank, N.A. as seller and master servicer and Wells Fargo Bank Minnesota, N.A.,, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

The Transferee's taxpayer identification number is ________________________.

The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

                                      * * *

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                       ---------------------------------------
                                        PRINT NAME OF TRANSFEREE


                                       By _________________________
                                          Name:
                                          Title:


[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this       day of          , 20  .
                                    -----        ---------


                                        NOTARY PUBLIC


                                        My Commission expires the ___ day of
                                        ______, 19__.

                                                                       EXHIBIT 1
                                                                    to EXHIBIT I

Certain Definitions

"Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

"Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing partnership" as defined in Code Section 775, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

"Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

"Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

"Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                                       EXHIBIT 2
                                                                    to EXHIBIT I

Section 5.02(c) of the Agreement Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as
Exhibit I.

(iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

     (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v) The Depositor shall compute any tax or use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee. The Trustee will compute such tax upon receipt of an additional reasonable fee.

The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

                                                  ---------------------
                                                          Date

Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  MRFC Mortgage Pass-Through Certificates 2001-HEIL1

         Re:      Mellon Residential Funding Corporation
                  Mortgage Pass-Through Certificates,
                  Series MRFC 2001-HEIL1, Class A


Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.


                                       Very truly yours,


                                       ---------------------------------------
                                       Print Name of Transferor


                                       By: ______________________
                                           Authorized Officer

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                                ---------------------------
                                                            Date

Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  MRFC Mortgage Pass-Through Certificates 2001-HEIL1

Re:      Mellon Residential Funding Corporation
         Mortgage Pass-Through Certificates,
         Series MRFC 2001-HEIL1, Class A

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we either (i) are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                       Very truly yours,


                                       ---------------------------------------
                                       Print Name of Transferor


                                       By: ______________________
                                           Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

                                                 ------------------------
                                                          Date

Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  MRFC Mortgage Pass-Through Certificates 2001-HEIL1

Re:      Mellon Residential Funding Corporation
         Mortgage Pass-Through Certificates,
         Series MRFC 2001-HEIL1, Class A

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we either (i) are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) are an insurance company, which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___  Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and
(ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                   -------------------------------------------
                                   Print Name of Buyer

                                   By: ______________________________
                                       Name:
                                       Title:

                                   Date: _____________________________

                                                            ANNEX 2 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

2. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                    -------------------------------------------
                                    Print Name of Buyer or Adviser


                                    By: ______________________________
                                        Name:
                                        Title:


                                    IF AN ADVISER


                                    -------------------------------------------
                                    Print Name of Buyer

                                    Date: _____________________________

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [DATE]

To:      Wells Fargo
1015 10th Avenue S.E.
Minneapolis, MN  55414-0031
Attn:  Inventory Control

          Re: The Pooling and Servicing Agreement dated as of June 1, 2001, among, Mellon Residential Funding Corporation, as Depositor, Mellon Bank, N.A., as Seller and Master Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one)

____      1.  Mortgage Paid in Full
____      2.  Foreclosure
____      3.  Substitution
____      4.  Other Liquidation
____      5.  Nonliquidation         Reason: __________
                                     By:
                                        ---------------------------------------
                                        (authorized signer of [_______________]

                                     Issuer:
                                            -----------------------------------

                                     Address:
                                             ----------------------------------

                                     Date:
                                          -------------------------------------

TRUSTEE
Wells Fargo Bank Minnesota, N.A.
Please acknowledge the execution of the above request by your signature and date below:

------------------------------------------             -----------
Signature                                              Date
Documents returned to Trustee:

------------------------------------------             -----------
Signature                                              Date

                                    EXHIBIT P

                                   [RESERVED]